Exhibit 4(iii)

[]

MEMBERS Life Insurance Company

[2000 Heritage Way, Waverly, Iowa 50677]

Phone: [800.798.5500]

[http://www.cunamutual.com]

AMENDMENT TO ANNUITY APPLICATION

IMPORTANT INFORMATION REGARDING YOUR CONTRACT COVERAGE

Owner:	[John Doe]	[Contract Number:	[123456789]]
[Joint Owner:	[Jane Doe]	]
[Annuitant (if other than Owner):	[James Doe]	]
[Joint Annuitant (if other than Joint Owner):	[Jimmy Doe]	]
Date of Original Application:	[October 1, 2020]

I understand and agree that the application [and contract issued on the basis of the application] is amended as follows:

Plan Option
The Plan Option is [____________].
●	CUNA Mutual Group ZoneChoiceTM Annuity
●	Other – see Explanation of Variables

Owner and Annuitant
●	The gender of the above named [Owner] is [male].
●	The date of birth of the above named [Owner] is [January 15, 1956].
●	The [Joint Annuitant] of this contract is [Jane Doe].
●	Other – see Explanation of Variables.

Annuity Type
The Annuity Type is [___________].
●	Non-qualified;
●	Non-qualified stretch
●	Traditional IRA;
●	Roth IRA;
●	Simplified Employee Pension (SEP) IRA;
●	Inherited IRA – Traditional;
●	Inherited IRA - Roth
●	Other – see Explanation of Variables

Purchase Payment Allocation
The purchase payment is allocated as follows:
●	[Percentage] [to Allocation Option]
●	Other – see Explanation of Variables

Incomplete Information

I hereby verify that [______________] of the application is as stated below:
------- Dictation Area --------

2020-APPAMEND

Signatures

This amendment is effective as of the issue date of the contract to which it is attached. I agree that the representations in this Amendment are true and complete to the best of my knowledge and belief on the date signed.

Date signed:
(month, day and year)

Signature of Owner

Signature of Joint Owner

[Louisiana:] [The Annuitant must agree to the representations in this Amendment when they are not the Owner or Joint Owner.]

Signature of Annuitant (if other than Owner)

Signature of Joint Annuitant (if other than Joint Owner)

MEMBERS Life Insurance Company

President

2020-APPAMEND

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